SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 8, 2007
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
     On November 9, 2007, Leap Wireless International, Inc. (the “Company”) issued a press release announcing its intention to restate its financial statements for the periods discussed below under Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review, and announcing preliminary operating and financial results for the quarter ended September 30, 2007. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On November 13, 2007, the Company intends to deliver a presentation to lenders under the senior secured credit agreement among Cricket Communications, Inc., Leap Wireless International, Inc., Bank of America, N.A. and certain lenders. As part of the presentation, the Company will provide preliminary estimates indicating that the impact associated with the revisions to the Company’s accounting described under Item 4.02 below is projected to be between $3 million to $5 million for the quarter ended September 30, 2007 and $6 million to $10 million for the six months ending December 31, 2007.
     The information in this Item 2.02 and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.
Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a)     On November 8, 2007, the Audit Committee of the Company’s Board of Directors concluded that the Company’s consolidated financial statements for the following periods (and for the applicable interim periods) should be restated and should no longer be relied upon: (i) the seven months ended July 31, 2004 (the period prior to the Company’s emergence from Chapter 11 bankruptcy); (ii) the five months ended December 31, 2004 (the period after the Company’s emergence); (iii) the fiscal year ended December 31, 2005; (iv) the fiscal year ended December 31, 2006; (v) the fiscal quarter ended March 31, 2007; and (vi) the fiscal quarter ended June 30, 2007.
     The restatements are the result of an internal review of the Company’s service revenue activity and forecasting process that was initiated by management in September 2007 and are not attributable to any misconduct by Company employees. The restatements correct errors in previously reported service revenues, equipment revenues, and operating expenses. The most significant adjustment relates to the Company’s prior accounting for a group of customers who voluntarily disconnected service. These customers comprised a small percentage of the Company’s disconnected customers. For these customers, approximately one month of deferred revenue that was recorded when the customers’ monthly bills were generated was mistakenly recognized as revenue after their service was disconnected. The Company also identified other errors relating to the timing and recognition of certain service revenues and operating expenses. The effect of the timing errors varied across periods. The error with the largest variation across periods related to the reconciliation of billing system data for pay in arrears customers. This error resulted in an understatement of revenue in 2004 and 2005 and an overstatement of revenue in subsequent periods as the number of pay in arrears customers in the Company’s customer base declined.
     In connection with management’s review, errors were also identified relating to the classification of certain components of equipment revenues and cost of equipment. Prior to June 2007, approximately $120 million of revenue from the sale of equipment was offset against related cost of equipment and reported on a net basis. The reclassification of these revenues and costs on a gross basis will not impact operating income.
     The Company’s preliminary estimates of the required adjustments to service revenues and operating income are set forth below. Changes in net income (loss) will be determined following the Company’s completion of its tax expense calculations for these periods. Fiscal year 2004 results refer to the combined results for the seven months ended July 31, 2004 (the period prior to the Company’s emergence from Chapter 11 bankruptcy) and the five months ended December 31, 2004 (the period after the Company’s emergence). The effect of these errors on the results of the individual quarters contained in these periods varies (unaudited and in thousands):

	Six Months		Years Ended
	Ended	Year Ended	December 31,
	June 30, 2007	December 31, 2006	2005 and 2004
Service Revenues:
Previously Reported	$677,021	$972,781	$1,447,778
Adjustment (estimated)	$(14,000)	$(25,000)	$19,000

As Restated (estimated)	$663,021	$947,781	$1,466,778

Operating Income:
Previously Reported	$41,260	$43,824	$39,657
Adjustment (estimated)	$(12,000)	$(20,000)	$12,000

As Restated (estimated)	$29,260	$23,824	$51,657

     The pending restatements described above are subject to adjustment upon completion of the audit and review of the Company’s restated financial statements by its independent registered public accounting firm.
     The restatements described above may result in a default under the senior secured credit agreement among Cricket Communications, Inc., Leap Wireless International, Inc., Bank of America, N.A. and certain lenders, under which approximately $890 million in borrowings is currently outstanding. This potential default arises from the Company’s potential breach of representations regarding the presentation of its prior financial statements and potential delays in filing its Form 10-Q for the third quarter of 2007 by November 29, 2007, and not as a result of any non-compliance with its financial covenants. Notwithstanding any potential default, the Company expects to continue to make scheduled payments of principal and interest under the credit agreement. The Company is pursuing a waiver of any potential default from the credit agreement lenders. Unless waived by the required lenders, a default would permit the administrative agent to exercise its remedies under the credit agreement, including declaring all outstanding debt under the credit agreement to be immediately due and payable. An acceleration of the outstanding debt under the credit agreement would also trigger a default under Cricket’s indenture governing its $1.1 billion of 9.375% senior notes due 2014. The Company anticipates that the required lenders under the credit agreement will agree to waive any potential default that may occur as a result of the restatements; however, such actions cannot be assured. In conjunction with the waiver, the Company is also asking lenders to approve other amendments to the credit agreement, including an amendment that would provide that entry into an agreement leading to a change of control will no longer constitute an event of default, unless and until the change of control occurs.
     Although the Company’s management is still evaluating the implications of the restatements described above on its internal control over financial reporting, when the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and amends certain of its previously filed periodic reports to effect the restatements, management expects the Company to report the existence of one or more material weaknesses in the Company’s internal control over financial reporting relating to the restatements.
     The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.
Forward-Looking Statements
     This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements are generally identified with words such as “anticipate,” “believe,” “estimate,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	finalization of the restatements described above and the review of such matters by the Company’s independent registered public accounting firm;
•	the risk that the Company may not obtain a waiver from the required lenders under the senior secured credit agreement among Cricket Communications, Inc., Leap Wireless International, Inc., Bank of America, N.A. and certain lenders;
•	the ability of the Company to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 within the time period required by the credit agreement; and
•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
All forward-looking statements included in this report should be considered in the context of these risk factors. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: November 13, 2007	By	/s/ S. DOUGLAS HUTCHESON
		Name:	S. Douglas Hutcheson
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 9, 2007.